                                 THIRD AMENDMENT
                                       TO
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated November 17, 1997, as subsequently amended on May 7, 2001 and June 19, 2007, by and among MetLife Investors Insurance Company, Variable Insurance Products Fund and Fidelity Distributors Corporation, is hereby amended as follows:

     WHEREAS, effective November 9, 2009, MetLife Investors Variable Annuity Account Five ("Separate Account Five") will merge with and into MetLife Investors Variable Annuity Account One.

     WHEREAS the parties desire to amend the list of policy form numbers as set forth in Schedule A to the Agreement to include policy form numbers of contracts funded by Separate Account Five.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein and for other good and valuable consideration, each of the parties amends the Agreement as follows:

     1. Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto effective November 9, 2009.

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 3 to be executed in their name and on their behalf by and through their duly authorized officers signing below.

     METLIFE INVESTORS INSURANCE COMPANY


     By: /s/ Richard C. Pearson
         ------------------------------------
     Name:  Richard C. Pearson
     Title: Vice President, Associate General Counsel
     Date:  10/12/09


     VARIABLE INSURANCE PRODUCTS FUND,
     VARIABLE INSURANCE PRODUCTS FUND II, and
     VARIABLE INSURANCE PRODUCTS V


     By: /s/ Bryan Mehrmann
         ------------------------------------
     Name:  Bryan Mehrmann
     Title: Deputy Treasurer
     Date:  10/12/09


     FIDELITY DISTRIBUTORS CORPORATION


     By: /s/ Thomas J. Corra
         ------------------------------------
     Name:  Thomas J. Corra
     Title: Chief Admin. Officer
     Date:  10/09/2009

                                   SCHEDULE A
                                   ----------

                   Separate Accounts and Associated Contracts
                   ------------------------------------------

Name of Separate Account and             Policy Form Numbers of Contracts
Date Established by Board of Directors   Funded By Separate Account
--------------------------------------   --------------------------------
MetLife Investors Variable Annuity       XL-407
Account One                              CL-407
(established 2/24/87)                    XL-617
                                         CL-617
                                         XLCC-648*
                                         XLCC-833*
                                         7010
                                         9010*

* Policy form numbers of contracts funded by the Separate Account effective November 9, 2009.


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